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    EXHIBIT 11.1  COMPUTATION OF NET INCOME PER SHARE






                                                           Three Months Ended
                                                                March 31,
                                                                  1997
                                                           --------------------

     Primary:
     -------

     Weighted average common shares
      outstanding                                              18,560,163
     Net effect of dilutive stock options and
      warrants-based on the treasury stock
      method using average market price                           920,618
                                                             --------------

     Totals                                                    19,480,781
                                                             ==============

     Net income                                                  $133,788
                                                             ==============


     Per share amount                                               $0.01

                                                             ==============



     Fully diluted:
     -------------

     Weighted average common shares
      outstanding                                              18,560,163
     Net effect of dilutive stock options and
      warrants-based on the treasury stock
      method using quarter-end market price
      which is greater than average market
      price                                                       931,077
                                                             --------------

                                                               19,491,240
                                                             ==============

     Net income                                                  $133,788
                                                             ==============

     Per share amount                                               $0.01
                                                             ==============





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